Exhibit 99.1

CONTACT:

Tere Miller

Vice President, Corporate Communications

760-741-2111 ext. 177

REALTY INCOME ANNOUNCES RECORD FIRST QUARTER OPERATING RESULTS

ESCONDIDO, CALIFORNIA, May 2, 2007...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O) today announced operating results for the first quarter ended March 31, 2007.

COMPANY HIGHLIGHTS:

(For the quarter ended March 31, 2007,

as compared to the same quarterly period in 2006)

•                  Revenue increased 29.4% to $71.3 million

•                  Funds from Operations (FFO) available to common stockholders increased 31.7% to $46.5 million

•                  FFO per diluted common share increased 9.5% to $0.46 per share

•                  Net income available to common stockholders per diluted common share was $0.30 per share

•                  Portfolio occupancy increased to 98.8%

•                  Same store rents increased 1.6% to $53.0 million

•                  Invested $60.9 million in real estate at an 8.4% capitalization rate

•                  Dividends paid per common share increased 8.9%

•                  Increased the monthly dividend for the 38th consecutive quarter, in March, to an annualized amount of $1.5255

•                  Credit ratings upgraded by Moody’s Investors Service on April 27, 2007

Financial Results

Revenue Increases

Realty Income’s revenue for the first quarter ended March 31, 2007, increased 29.4% to $71.3 million as compared to $55.1 million for the same period in 2006.

Net Income Available to Common Stockholders

Net income available to common stockholders, for the quarter ended March 31, 2007, was $30.3 million as compared to $22.5 million for the same period in 2006. On a diluted per common share basis, net income for the quarter was $0.30 per share as compared to $0.27 per share for the same period in 2006.

The calculation to determine net income for a real estate company includes gains from the sales of investment properties and impairments. The amount of gains on property sales and impairments varies from quarter to quarter. This variance can significantly impact net income.

During the first quarter of 2007, income from continuing operations available to common stockholders was $0.28 per diluted common share as compared to $0.25 per diluted common share for the same period in 2006.

FFO Available to Common Stockholders

FFO for the quarter ended March 31, 2007 increased 31.7% to $46.5 million as compared to $35.3 million for the same period in 2006. FFO per diluted common share, for the quarter ended March 31, 2007, increased 9.5% to $0.46 per share, as compared to $0.42 per share for the same period in 2006. FFO per diluted common share before

Crest’s contribution, for the quarter ended March 31, 2007, increased 9.8% to $0.45 per share as compared to $0.41 per share for the same period in 2006. For a calculation of FFO before Crest’s contribution, see pages 6 and 7. Crest Net Lease, Inc. (Crest) is a wholly-owned subsidiary of Realty Income.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP, measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. See reconciliation of net income available to common stockholders to FFO on page 6.

Dividend Information

In March 2007, Realty Income announced the 38th consecutive quarterly increase, and the 43rd increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The amount of the monthly dividend paid per common share, during the quarter, increased 8.9% to $0.380 per share as compared to $0.349 per share for the same period in 2006. Through March 31, 2007, the Company has paid 440 consecutive monthly dividends and continues its 38-year history of declaring and paying dividends every month. The current annualized dividend amount is $1.5255 per common share.

Real Estate Portfolio Update

As of March 31, 2007, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 1,965 properties located in 48 states, leased to 105 retail chains doing business in 29 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 12.8 years.

Portfolio Management Activities

The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of March 31, 2007, portfolio occupancy was 98.8% with only 24 properties available for lease out of 1,965 properties in the portfolio.

Rent Increases

Same store rents on 1,568 properties under lease, during the three months ended March 31, 2007 and 2006, increased 1.6% to $53.00 million from $52.17 million in 2006.

Property Acquisitions

During the first quarter, Realty Income invested $60.9 million in 11 new properties and properties under development with an initial average contractual lease yield of 8.4%. The 11 new properties acquired by Realty Income are located in 10 states and are 100% leased under net-lease agreements with an initial average lease term of 18.4 years. They are leased to five different retail chains in four separate industries.

Realty Income maintains a $300 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. The outstanding balance on the Company’s acquisition credit facility, at the end of the first quarter, was $45.8 million with $254.2 million available to fund new property acquisitions.

Property Dispositions

Realty Income continued to successfully execute its asset disposition program. The objective of the program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company’s real estate portfolio or increase the average lease length. During the first quarter ended March 31, 2007, Realty Income sold one property for $446,000, which resulted in no gain. In addition, the Company sold excess land from three properties for $3.8 million, which resulted in a gain on sales of $1.8 million. This gain from the land sales is reported in “other revenue” on the Company’s consolidated statements of income because these properties continue to be owned as part of Realty Income’s core operations. The proceeds were used to pay down the Company’s acquisition credit facility or to invest in new properties.

Other 2007 Activities

Credit Ratings Upgrade

On April 27, 2007, Moody’s Investors Service announced an upgrade in the Company’s senior unsecured debt rating to Baa1 from Baa2 and in its preferred stock rating to Baa2 from Baa3, with a stable outlook.

Crest Net Lease

Crest is focused on acquiring and subsequently marketing net-leased properties for sale. During the first quarter ended March 31, 2007, Crest sold five properties for $13.4 million and reported a gain on sales of $1.2 million. Crest did not acquire any new properties during the first quarter. As of March 31, 2007, Crest carried an inventory of $125.4 million, which consists of 55 properties held for sale.

Crest’s contribution to Realty Income’s FFO depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to Realty Income’s reported FFO and net income on a comparable quarterly and annualized basis. During the first quarter of 2007, Crest generated $1.7 million, or $0.02 per diluted common share, in FFO (and net income) for Realty Income as compared to $879,000, or $0.01 per diluted common share, in FFO for the same period in 2006.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Tom A. Lewis, Chief Executive Officer, stated, “We are pleased to report continued significant growth in our revenue, funds from operations and dividends paid during the first quarter of 2007. These results have been driven by our record property acquisitions over the last 12 months, continued increases in our portfolio occupancy and accelerating same store rental increases at the property level. Our focus continues to be on maximizing the productivity and increasing the size of our retail real estate portfolio to generate the increasing funds from operations that have allowed us to regularly increase the monthly dividend we pay to our shareholders.

“During the first quarter, revenue increased over 29%, resulting in continued strength in funds from operations and FFO per share, which increased 31.7% overall and 9.5% per diluted common share, respectively. These positive results allowed us to increase the amount of the monthly dividend for the 43rd time since going public in 1994 and for the 38th consecutive quarter. On a quarterly comparative basis, dividends paid per common share increased by 8.9%.

“Property acquisitions have begun the year positively with the Company having reviewed over $603 million of acquisition opportunities from which we selected $61 million for acquisition. These new investments should be immediately accretive to our earnings as the initial 8.4% cash-on-cash lease rate on these assets will produce an attractive spread over our nominal cost of capital. The initial average lease term on the properties we acquired during the first quarter was 18.4 years. This reflects our ongoing commitment to primarily purchase properties with 15 to 20 year leases in order to secure the long-term lease revenue needed to support the payment of monthly dividends.

“The property portfolio continues to perform extremely well, with just 24 properties available for lease out of 1,965 properties in the portfolio, or 98.8% occupancy. This is in keeping with our historical occupancy in excess of 97% over the last 39 years. In addition, same store rent increases have returned to more historical levels and we anticipate lease rollover results should be modestly positive during 2007 in comparison to recent years.

“Our balance sheet continues to be very strong with debt outstanding of just 23% relative to our total market capitalization. We also have only $45.8 million outstanding on our $300 million acquisition credit facility, which we anticipate will be paid off shortly through pending property sales in our Crest subsidiary. This leaves us with excellent liquidity to pursue attractive property acquisitions during the remainder of the year.

“Finally, based on strong operating results in our portfolio and an accelerating rate of sales in Crest, we have raised our estimate for FFO per share in 2007, which we believe is a positive sign of our ability to continue to increase the monthly dividend. In all, we believe this is a solid start to 2007 and we look forward to keeping you apprised of our progress throughout the rest of the year.”

FFO Commentary

Realty Income’s FFO per diluted common share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per diluted common share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2007 Estimates

Management estimates that FFO per diluted common share for 2007 should range from $1.84 to $1.88, which would represent annual FFO per diluted common share growth of approximately 6.4% to 8.7%, compared to 2006 FFO per share of $1.73. This represents an increase in our previous 2007 FFO per diluted common share growth estimates of $1.82 to $1.86. FFO for 2007 is based on an estimated net income per diluted common share range of $1.14 to $1.18, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.74 and potential gain on sales of investment properties of $0.04 per share.

Management further estimates that Crest could contribute between $0.06 to $0.08 per share to Realty Income’s FFO during 2007. This represents an increase in our previous guidance regarding Crest’s 2007 contribution of $0.04 to $0.07 per share. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

The Company does not intend to provide quarterly estimates of FFO. Absent changes in annual FFO guidance at the end of each quarter, it may be presumed that the Company’s overall estimates for 2007 have not changed.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of March 31, 2007, the Company had paid 440 consecutive monthly dividends throughout its 39-year operating history. The monthly income is supported by the cash flows from over 1,965 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is an active buyer of net-leased retail properties nationwide.

Note to Editors:

Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html

CONSOLIDATED STATEMENTS OF INCOME

For the three months ended March 31, 2007 and 2006

(dollars in thousands, except per share amounts)

	2007	2006
REVENUE
Rental	$69,149	$55,032
Other	2,152	86

	71,301	55,118
EXPENSES
Depreciation and amortization	18,125	13,504
Interest	12,420	13,198
General and administrative	5,091	4,245
Property	885	860
Income taxes	245	231

	36,766	32,038

Income from continuing operations	34,535	23,080
Income from discontinued operations:
Real estate acquired for resale by Crest	1,748	879
Real estate held for investment	40	929
	1,788	1,808

Net income	36,323	24,888
Preferred stock cash dividends	(6,063)	(2,351)

Net income available to common stockholders	$30,260	$22,537

Funds from operations available to common stockholders (FFO)	$46,539	$35,300

Per share information for common stockholders, basic and diluted:
Income from continuing operations	$0.28	$0.25
Net income	$0.30	$0.27

FFO, basic:
FFO before Crest contribution	$0.45	$0.41
Crest Net Lease	$0.02	$0.01
Total FFO	$0.47	$0.42

FFO, diluted:(1)
FFO before Crest contribution	$0.45	$0.41
Crest Net Lease	$0.02	$0.01
Total FFO	$0.46	$0.42

Cash dividends paid	$0.380	$0.349

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

	Three Months Ended 3/31/07	Three Months Ended 3/31/06

Net income available to common stockholders	$30,260	$22,537
Depreciation and amortization:
Continuing operations	18,125	13,504
Discontinued operations	9	56
Depreciation of furniture, fixtures & equipment	(49)	(45)
Gain on sales of investment properties:
Continuing operations	(1,806)	--
Discontinued operations	--	(752)

Funds from operations available to common stockholders	$46,539	$35,300

Dividends paid to common stockholders	$38,329	$29,255

FFO in excess of dividends paid to common stockholders	$8,210	$6,045

FFO per common share:
Basic	$0.47	$0.42
Diluted	$0.46	$0.42
Weighted average number of common shares used for computation per share:
Basic	100,054,868	83,208,660
Diluted	100,276,300	83,412,391

CONTRIBUTIONS BY CREST TO FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

Crest acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we classify properties acquired by Crest as held for sale at the date of acquisition and do not depreciate them. The operations of Crest’s properties are classified as “income from discontinued operations, real estate acquired for resale.”

	Three Months Ended 3/31/07	Three Months Ended 3/31/06
Gain on sales of real estate acquired for resale	$1,240	$906
Rental revenue	2,885	1,103
Interest expense	(2,119)	(726)
General and administrative expense	(103)	(79)
Property expenses	(5)	(36)
Income taxes	(150)	(289)
Funds from operations contributed by Crest	$1,748	$879

Crest FFO per common share, basic and diluted	$0.02	$0.01

Total FFO	$46,539	$35,300
Less FFO contributed by Crest	(1,748)	(879)
FFO before Crest contribution	$44,791	$34,421
FFO before Crest contribution per common share, basic and diluted	$ 0.45	$ 0.41

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

For the three months ended March 31,	2007	2006	2005	2004	2003

Net income available to common stockholders	$30,260	$22,537	$21,152	$22,423	$15,606
Depreciation and amortization	18,085	13,515	10,832	9,787	8,063
Gain on sales of investment properties	(1,806)	(752)	(822)	(1,450)	(171)

Total FFO	$46,539	$35,300	$31,162	$30,760	$23,498

Total FFO per diluted share	$0.46	$0.42	$0.39	$0.40	$0.34

Total FFO	$46,539	$35,300	$31,162	$30,760	$23,498
Less FFO contributed by Crest	(1,748)	(879)	(833)	(3,276)	(85)
FFO before Crest contribution	$44,791	$34,421	$30,329	$27,484	$23,413

FFO components, per diluted share(1):
FFO before Crest contribution	$0.45	$0.41	$0.38	$0.36	$0.33
Crest FFO contribution	$0.02	$0.01	$0.01	$0.04	$0.00

Total FFO	$0.46	$0.42	$0.39	$0.40	$0.34

Cash dividends paid per share	$0.380	$0.349	$0.330	$0.300	$0.293
Diluted shares outstanding	100,276,300	83,412,391	79,659,364	76,321,278	70,011,970

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS

As of March 31, 2007 and December 31, 2006

(dollars in thousands, except per share amounts)

	2007	2006
ASSETS
Real estate, at cost:
Land	$975,392	$958,770
Buildings and improvements	1,824,005	1,785,203
	2,799,397	2,743,973
Less accumulated depreciation and amortization	(414,089)	(396,854)

Net real estate held for investment	2,385,308	2,347,119
Real estate held for sale, net	125,939	137,962
Net real estate	2,511,247	2,485,081
Cash and cash equivalents	5,399	10,573
Accounts receivable	5,639	5,953
Goodwill	17,206	17,206
Other assets, net	35,822	27,695

Total assets	$2,575,313	$2,546,508

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$14,862	$15,096
Accounts payable and accrued expenses	16,192	27,004
Other liabilities	9,497	8,416
Line of credit payable	45,800	--
Notes payable	920,000	920,000

Total liabilities	1,006,351	970,516

Stockholders’ equity:
Preferred stock and paid in capital, par value$1.00 per share, 20,000,000 sharesauthorized, 13,900,000 issued and outstanding	337,790	337,781
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 101,007,884 and 100,746,226 sharesissued and outstanding in 2007 and 2006, respectively	1,541,491	1,540,365
Distributions in excess of net income	(310,319)	(302,154)

Total stockholders’ equity	1,568,962	1,575,992

Total liabilities and stockholders’ equity	$2,575,313	$2,546,508

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

		Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended Mar. 31, 2007	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004	Dec 31, 2003	Dec 31, 2002	Dec 31, 2001

Apparel stores	1.3%	1.7%	1.6%	1.8%	2.1%	2.3%	2.4%
Automotive collision services	1.2	1.3	1.3	1.0	0.3	--	--
Automotive parts	2.5	2.8	3.4	3.8	4.5	4.9	5.7
Automotive service	5.5	6.9	7.6	7.7	8.3	7.0	5.7
Automotive tire services	7.6	6.1	7.2	7.8	3.1	2.7	2.6
Book stores	0.2	0.2	0.3	0.3	0.4	0.4	0.4
Business services	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Child care	8.8	10.3	12.7	14.4	17.8	20.8	23.9
Consumer electronics	1.0	1.1	1.3	2.1	3.0	3.3	4.0
Convenience stores	13.9	16.1	18.7	19.2	13.3	9.1	8.4
Crafts and novelties	0.3	0.4	0.4	0.5	0.6	0.4	0.4
Drug stores	2.8	2.9	2.8	0.1	0.2	0.2	0.2
Entertainment	1.4	1.6	2.1	2.3	2.6	2.3	1.8
Equipment rental services	0.2	0.2	0.4	0.3	0.2	--	--
Financial services	0.1	0.1	0.1	0.1	--	--	--
General merchandise	0.7	0.6	0.5	0.4	0.5	0.5	0.6
Grocery stores	0.7	0.7	0.7	0.8	0.4	0.5	0.6
Health and fitness	4.4	4.3	3.7	4.0	3.8	3.8	3.6
Home furnishings	2.8	3.1	3.7	4.1	4.9	5.4	6.0
Home improvement	2.6	3.4	1.1	1.0	1.1	1.2	1.3
Motor vehicle dealerships	3.6	3.4	2.6	0.6	--	--	--
Office supplies	1.0	1.3	1.5	1.6	1.9	2.1	2.2
Pet supplies and services	0.9	1.1	1.3	1.4	1.7	1.7	1.6
Private education	0.8	0.8	0.8	1.1	1.2	1.3	1.5
Restaurants	19.4	11.9	9.4	9.7	11.8	13.5	12.2
Shoe stores	--	--	0.3	0.3	0.9	0.8	0.7
Sporting goods	2.6	2.9	3.4	3.4	3.8	4.1	0.9
Theaters	9.4	9.6	5.2	3.5	4.1	3.9	4.3
Travel plazas	0.2	0.3	0.3	0.4	0.3	--	--
Video rental	1.8	2.1	2.5	2.8	3.3	3.3	3.7
Other	2.2	2.7	3.0	3.4	3.8	4.4	5.2
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)             Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified to discontinued operations.

Lease Expiration Schedule

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the initial lease term expirations (excluding extension options) on our 1,935 net leased, single-tenant retail properties as of March 31, 2007 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Total Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended 3/31/07(2)	% of Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 3/31/07	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 3/31/07	% of Total Rental Revenue
2007	135	$ 2,500	3.7%	91	$ 1,725	2.6%	44	$775	1.1%
2008	118	2,568	3.8	63	1,520	2.3	55	1,048	1.5
2009	108	2,317	3.4	33	769	1.1	75	1,548	2.3
2010	75	1,607	2.4	36	925	1.4	39	682	1.0
2011	80	2,340	3.5	45	1,495	2.2	35	845	1.3
2012	49	1,461	2.2	44	1,381	2.1	5	80	0.1
2013	75	3,415	5.0	67	3,194	4.7	8	221	0.3
2014	48	1,999	3.0	36	1,758	2.6	12	241	0.4
2015	90	1,789	2.6	65	1,230	1.8	25	559	0.8
2016	112	1,900	2.8	111	1,875	2.8	1	25	*
2017	24	1,655	2.5	20	1,583	2.4	4	72	0.1
2018	23	1,045	1.6	23	1,045	1.6	--	--	--
2019	94	4,650	6.9	93	4,456	6.6	1	194	0.3
2020	82	3,233	4.8	80	3,200	4.7	2	33	0.1
2021	146	5,435	8.1	145	5,381	8.0	1	54	0.1
2022	96	2,669	4.0	96	2,669	4.0	--	--	--
2023	234	6,451	9.6	234	6,451	9.6	--	--	--
2024	59	1,880	2.8	59	1,880	2.8	--	--	--
2025	67	6,362	9.4	63	6,297	9.3	4	65	0.1
2026	192	10,135	15.0	190	10,079	14.9	2	56	0.1
2027	13	689	1.0	13	689	1.0	--	--	--
2028	5	148	0.2	5	148	0.2	--	--	--
2030	2	240	0.4	2	240	0.4	--	--	--
2033	3	357	0.5	3	357	0.5	--	--	--
2034	2	230	0.3	2	230	0.3	--	--	--
2037	2	325	0.5	2	325	0.5	--	--	--
2043	1	13	*	--	--	--	1	13	*

Totals	1,935	$ 67,413	100.0%	1,621	$ 60,902	90.4%	314	$ 6,511	9.6%

*Less than 0.1%

(1)     Excludes six multi-tenant properties and 24 vacant unleased properties, one of which is a multi-tenant property.  The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)     Includes rental revenue of $37 from properties reclassified to discontinued operations and excludes revenue of $1,773 from six multi-tenant properties and from 24 vacant and unleased properties at March 31, 2007.

(3)     Represents leases to the initial tenant of the property that are expiring for the first time.

(4)     Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of March 31, 2007 (dollars in thousands):

				Rental Revenue
			Approximate	For the Quarter	Percentage of
	Number of	Percent	Leasable	Ended March 31,	Rental
State	Properties	Leased	Square Feet	2007(1)	Revenue
Alabama	61	98%	422,900	$ 1,875	2.7%
Alaska	2	100	128,500	277	0.4
Arizona	72	99	372,800	2,039	2.9
Arkansas	15	100	94,500	411	0.6
California	61	98	1,103,800	3,851	5.6
Colorado	47	98	419,400	1,782	2.6
Connecticut	16	100	245,600	1,027	1.5
Delaware	15	100	27,700	316	0.5
Florida	152	99	1,421,300	6,030	8.7
Georgia	127	99	910,700	3,917	5.7
Idaho	14	100	91,900	364	0.5
Illinois	64	100	833,500	3,635	5.3
Indiana	47	98	532,300	2,080	3.0
Iowa	19	100	138,700	455	0.7
Kansas	29	90	562,200	995	1.4
Kentucky	22	95	111,500	677	1.0
Louisiana	32	100	186,600	946	1.4
Maryland	26	100	251,400	1,215	1.8
Massachusetts	37	100	203,100	1,030	1.5
Michigan	20	100	158,300	679	1.0
Minnesota	21	100	359,200	1,270	1.8
Mississippi	70	96	353,800	1,438	2.1
Missouri	61	98	634,800	2,183	3.2
Montana	2	100	30,000	77	0.1
Nebraska	17	100	190,100	609	0.9
Nevada	15	100	191,000	841	1.2
New Hampshire	10	100	95,400	394	0.6
New Jersey	26	100	235,600	1,586	2.3
New Mexico	7	100	53,300	146	0.2
New York	29	97	432,000	2,052	3.0
North Carolina	60	100	438,100	2,008	2.9
North Dakota	5	100	31,900	59	*
Ohio	110	100	749,400	2,774	4.0
Oklahoma	24	100	134,300	597	0.9
Oregon	19	100	294,800	838	1.2
Pennsylvania	85	100	559,600	2,558	3.7
Rhode Island	1	100	3,500	32	*
South Carolina	59	100	250,700	1,540	2.2
South Dakota	8	100	21,000	92	0.1
Tennessee	126	100	607,800	3,011	4.4
Texas	202	98	2,275,400	7,561	10.9
Utah	6	83	35,100	96	0.1
Vermont	1	100	2,500	24	*
Virginia	67	100	485,900	2,566	3.7
Washington	36	100	237,800	727	1.0
West Virginia	2	50	23,200	84	0.1
Wisconsin	17	94	157,400	391	0.6
Wyoming	1	100	4,200	31	*
Totals/Average	1,965	99%	17,104,500	$ 69,186	100.0%

* Less than 0.1%

(1)             Includes rental revenue for all properties owned by Realty Income at March 31, 2007, including revenue from properties reclassified to discontinued operations of $37.